UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   February 14, 2008

Taylor Capital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50034	36-4108550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

__________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On February 14, 2008, Taylor Capital Group, Inc. (the "Company") issued a press release announcing the appointment of Mark A. Hoppe, age 53, to the Company's Board of Directors to serve a term that will run through the Company's 2008 Annual Meeting of Stockholders. In addition, Mr. Hoppe was appointed to the Board of Directors of the Company's wholly-owned subsidiary, Cole Taylor Bank ("Bank"). A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference. As previously disclosed, on January 30, 2008, Mr. Hoppe was appointed as the Company's President and the Bank's President and Chief Executive Officer.

Item 8.01 Other Events.

On February 14, 2008, the Company also established the date of its Annual Meeting of Stockholders as Thursday, June 12, 2008. A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Number Description of Exhibits

99.1 Press Release issued by Taylor Capital Group, Inc., dated February 14, 2008, announcing the Annual Meeting date and the appointment of Mark A. Hoppe to the Board of Directors of Taylor Capital Group, Inc. and Cole Taylor Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR CAPITAL GROUP, INC.

By:/s/ Robin VanCastle
Robin VanCastle
Chief Financial Officer

Dated: February 15, 2008

Exhibit Index

Exhibit

Number Description of Exhibits

99.1 Press Release issued by Taylor Capital Group, Inc., dated February 14, 2008, announcing the Annual Meeting date and the appointment of Mark A. Hoppe to the Board of Directors of Taylor Capital Group, Inc. and Cole Taylor Bank.